Consent of Independent Auditors


The Board of Directors of Aetna Insurance Company of America and Contractholders of Variable Annuity Account I:

We consent to the use of our reports dated March 20, 1997 and February 14, 1997 incorporated by reference in registration statement (No. 33-59749) on Form N-4 and to the reference to our firm under the caption "CONDENSED FINANCIAL INFORMATION" in the Prospectus.




                                                     /s/  KPMG Peat Marwick LLP


Hartford, Connecticut
November 26, 1997